Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A Common Stock, par value $0.00001 per share, of Recursion Pharmaceuticals, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement this 14th day of February, 2022.

February 14, 2022

LUX CAPITAL MANAGEMENT, LLC

By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

LUX VENTURES IV, L.P.

By: Lux Venture Partners IV, LLC, its General Partner
By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

LUX VENTURE PARTNERS IV, LLC

By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.
By: Lux Co-Invest Partners, LLC, its General Partner

By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

LUX CO-INVEST PARTNERS, LLC

By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

/s/ Peter Hebert
Peter Hebert

/s/ Josh Wolfe
Josh Wolfe